Exhibit 10.2

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of March ____, 2026, is made by ALTERNUS CLEAN ENERGY, INC., a Delaware corporation (the “Pledgor”), in favor of [*] (the “Lender”), pursuant to that certain Promissory Note, dated as of the date hereof, between ALT ALLIANCE LLC, a Delaware limited liability company (the “Borrower”), and the Lender (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, the Lender has agreed to provide a loan to the Borrower;

WHEREAS, the Pledgor will materially benefit from the Loan made under the Loan Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Lender under the Loan Agreement that the Pledgor enter into this Agreement to secure all obligations of the Borrower under the Loan Agreement and all other Loan Documents to which the Borrower is a party (each a “Note” and together, the “Notes”), and the Pledgor desires to satisfy such condition precedent.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.01    Certain Terms. Capitalized terms defined in the Loan Agreement and not otherwise defined herein, when used in this Agreement shall have the respective meanings provided for in the Loan Agreement. The following additional terms, when used in this Agreement, shall have the following meanings:

“Collateral” shall mean the Pledged Interests.

“Distributions” shall mean all dividends paid in stock, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other shares of capital stock constituting Collateral, but shall not mean Dividends.

“Dividends” shall mean cash dividends and cash distributions with respect to any Pledged Interests made out of capital surplus.

“Event of Default” shall mean any event described in Section 5.01.

“Pledged Interests” shall mean the pro rata portion, based on all Notes issued by the Borrower, of the Equity Interests more particularly described in Schedule 1 hereto, as may be amended and supplemented from time to time, while this Agreement is in effect.

“Pledged Property” shall mean all Pledged Interests and any certificates evidencing the Pledged Interests, and all Dividends, Distributions, securities, cash, instruments, interest payments and other property and proceeds (cash and noncash) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests.

“Secured Obligations” shall mean (a) all Obligations (as defined in the Loan Agreement”) (whether for principal, interest, fees, expenses, indemnity or reimbursement payments, performance or otherwise) and all other obligations of Pledgor hereunder, (b) all renewals, extensions, refinancings and modifications of any of the foregoing, and (c) all reasonable costs and expenses incurred by the Lender in connection with the exercise of its rights and remedies hereunder (including, without limitation, reasonable attorneys’ fees).

ARTICLE II

PLEDGE

2.01    Grant of Security Interest. The Pledgor hereby pledges, assigns, delivers, sets over, conveys and transfers to the Lender a continuing first priority security interest in and to, a pro rata portion (based on all the Notes issued) of the Collateral owned by the Pledgor.

2.02    Security for Secured Obligations. This Agreement and the Collateral secure the payment in full and performance of all Secured Obligations.

2.03    Delivery of Pledged Property upon Event of Default; Transfer. All certificates and instruments representing or evidencing any Collateral (if any), including Pledged Interests, shall be delivered to the Lender and shall be held by the Lender, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank. The Lender shall have the right, upon the occurrence and during the continuation of an Event of Default, and without notice to the Pledgor, to transfer to, or to register in the name of the Lender or any of its nominees, any or all of its Pledged Interests. In addition, the Lender shall have the right at any time during the continuance of an Event of Default to request the Pledgor to exchange certificates or instruments representing or evidencing any of its Pledged Interests for certificates or instruments of smaller or larger denominations.

2.04    No Duty of Lender. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or from any diminution in the value thereof, by reason of the act or omission of any carrier, forwarding agency, or other agent selected by the Lender in good faith.

2.05    Continuing Security Interest; Transfer of Secured Obligation. This Agreement shall (a) create a continuing security interest in the Collateral; (b) remain in full force and effect until the payment in full and performance of all Secured Obligations and termination of any commitment to lend under the Loan Agreement; (c) be binding upon the Pledgor, its administrators, successors and assigns, provided, however, that the Pledgor may not assign any of its rights or obligations hereunder without the prior written consent of the Lender; and (d) inure to the benefit of the Lender its permitted successors, transferees and assigns. Without limitation to the foregoing, the Lender may assign or otherwise transfer any Note, Loan or other Secured Obligation, held by it to any other Person, in accordance with the terms of the Loan Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise. Upon the occurrence of the events described in Section 2.05(b) hereof, the security interest granted herein shall be released from the lien created hereby and all obligations hereunder shall terminate and all rights to the Collateral shall revert to the Pledgor according to the Pledged Interests, all without delivery of any instrument or performance of any act by any party. Upon any such termination, the Lender will, at the Pledgor’s expense, (i) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination, without recourse or warranty to the Lender, and (ii) promptly return to the Pledgor all original Collateral held by Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.01    Representations and Warranties. The Pledgor represents and warrants as follows:

(a)    The Pledgor is and at all times will be the legal and beneficial owner of, and has and will have at all times good and marketable title to (and has and will at all times have full right and authority to pledge and assign), all of its Collateral.

(b)    This Agreement is effective to create a valid, first priority security interest in favor of the Lender in the Collateral and all proceeds thereof, securing the Secured Obligations.

(c)    The Pledgor’s Pledged Interests have been duly authorized and validly issued, and are fully paid, and nonassessable.

(d)    The Pledgor’s Pledged Interests constitute, and at all times hereafter the Pledged Interests will constitute, all of the issued and outstanding Equity Interests in such issuer(s) thereof.

(e)    Except for compliance with the requirements of Section 5.07 hereof, no authorization, approval, or other action by and no notice to or filing with, any Governmental Authority is or will be required either: (i) for the pledge by the Pledgor of the Pledgor’s Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Lender of the voting or other rights provided for in and in accordance with the terms of this Agreement or the remedies in respect of any Collateral pursuant to this Agreement.

ARTICLE IV

COVENANTS

4.01    Protect Collateral; Further Assurances. The Lender will not sell, assign, transfer, pledge or encumber in any other manner such Pledgor’s Collateral. The Pledgor will warrant and defend the right, title and security interest herein granted to the Lender in and to the Pledgor’s Collateral (and all right, title and interest represented by such Collateral) against the claims and demands of all Persons whomsoever, in each case subject to liens permitted . The Pledgor agrees that at any time, and from time to time, at the reasonable expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

4.02    Taxes. The Pledgor will pay all taxes, as‐sessments and charges levied, assessed or imposed upon the Pledgor’s Col‐lateral.

4.03    Transfer Powers. The Pledgor agrees that all certificated Pledged Interests delivered by the Pledgor to the Lender pursuant to this Agreement will be accompanied by all necessary instruments of transfer or assignment, duly executed in blank. Thereafter, the Pledgor will, upon the reasonable request of the Lender, promptly deliver to it such transfer powers, instruments and similar documents, reasonably satisfactory in form and substance to the Lender, with respect to the Pledgor’s Collateral as the Lender may reasonably request and will, from time to time upon the reasonable request of the Lender during the continuance of an Event of Default, promptly transfer any Pledged Interests or other Equity Interests, including all Distributions, constituting Collateral into the name of the Lender or any nominee designated by the Lender.

4.04    Continuous Pledge. The Pledgor will at all times keep pledged to the Lender pursuant hereto all Pledged Interests of the Pledgor, all Dividends received after the occurrence and during the continuance of an Event of Default and Dis‐tributions with respect thereto, and all other Collateral of the Pledgor.

4.05    Voting Rights; Dividends. In addition, the Pledgor agrees that:

(a)    after any Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, the Pledgor shall deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, all of which shall be held by the Lender as additional Collateral for use in accordance with Sec‐tion 5.05 hereof;

(b)    after any Event of Default shall have occurred and be continuing, upon written notice to the Pledgor by the Lender, all rights of the Pledgor to exercise or refrain from exercising voting or other consensual rights in respect of the Collateral shall cease and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; and

(c)    after any Event of Default shall have occurred and be continuing, promptly upon request of the Lender, the Pledgor shall deliver to the Lender such proxies and other documents as may be necessary to allow the Lender to exercise the voting and other consensual rights with respect to any Collateral.

Except as set forth in the immediately preceding sentence, the Pledgor shall be entitled to exercise, but in a manner not inconsistent with the terms of the Loan Agreement or any other Loan Document (including this Agreement), the voting powers and all other incidental rights of ownership with respect to any Pledged Interests (subject to the Pledgor’s obligation to deliver to the Lender such certificated Pledged Interests in pledge hereunder) and to the receipt of all Dividends. All Dividends, Distributions, cash payments and proceeds, which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing, the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any Pledged Interests; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by the Pledgor that would impair in any material respect any Collateral or be inconsistent with or violate any provision of the Loan Agreement or any other Loan Document (including this Agreement).

4.06    Additional Information. The Pledgor will furnish to the Lender written notice of the occurrence of any event which would make any representation con‐tained in Article III untrue at such time after an authorized officer of any Pledgor shall obtain knowledge of same.

4.07    Transfer of Issuer Assets. The Pledgor shall not, subsequent to the date of this Agreement, without the prior written consent of the Lender, cause or permit any issuer of Pledged Interests hereunder to sell or transfer all or any material portion of its assets.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

5.01    Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a)    The existence or occurrence of any “Event of Default” as provided under the terms of the Loan Agreement;

(b)    Any representation or warranty made by or on behalf of the Pledgor under or pursuant to this Agreement shall have been false or misleading in any material respect when made; or

(c)    The Pledgor shall fail to observe or perform any covenant or agreement set forth in this Agreement other than those referenced in paragraphs (a) and (b) above, and if such failure is capable of being remedied, such failure shall remain unremedied for sixty (60) days after the earlier of (i) any authorized officer of any Pledgor becomes of aware of such default or (ii) notice thereof shall have been given to the Pledgor by Lender.

5.02    Actions upon Event of Default. Any notification required by law of any intended disposition by the Lender of any of the Collateral shall be deemed reasonably and properly given if given in writing at least ninety (90) days before such disposition. Without limitation of the above, the Lender may, whenever an Event of Default shall have occurred and be continuing, take all or any of the following actions after giving at least ninety (90) days prior written notice to the Pledgor: (a) transfer all or any part of the Collateral into the name of the Lender or its nominee; (b) take control of any proceeds of the Collateral; and (c) execute (in the name, place and stead of the Pledgor) endorsements, assignments, transfer powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

5.03    Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender as its true and lawful attorney, with full power of substitution, in the name of the Pledgor, the Lender, or otherwise, for the sole use and benefit of the Lender, but at the Pledgor’s expense, upon the occurrence and during the continuation of an Event of Default to take any action and to execute any instrument which the Lender may deem reasonably necessary or advisable to enable the Lender to realize the benefit of the security interest provided for in this Agreement.

5.04    Application of Proceeds. The proceeds of any realization upon, all or any part of the Collateral of the Pledgor by the Lender shall be applied to satisfy the Secured Obligations in a manner determined by the Lender in its sole discretion. After termination of any commitment to lend under the Loan Agreement, any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

5.05    Indemnity and Expenses. The Pledgor hereby agrees to indemnify and hold harmless the Lender from and against any and all claims, losses, and liabilities growing out of or resulting from this Agreement (including en‐forcement of this Agreement), to the same extent as the Borrower pursuant to the terms of Section 8.10 of the Loan Agreement. Upon demand, the Pledgor will pay, or cause to be paid, to the Lender the amount of any and all reasonable expenses actually incurred, including the reasonable fees and disbursements of its counsel and of any experts actually incurred, which the Lender incurs in connection with: (a) the administration of this Agreement; (b) the custody, preservation, use, or operation of, collection from, or other realization upon, any of the Collateral; (c) the exercise or enforcement of any of the rights of the Lender hereunder and any action taken by the Lender under Section 5.04 hereof; and (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

ARTICLE VI

MISCELLANEOUS

6.01    Loan Document. This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, admin‐istered and applied in accordance with the terms and provisions thereof.

6.02    Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departures by the Pledgor herefrom shall in any event be effective unless the same shall be in writing, signed by the Lender, and then such waiver or con‐sent shall be effective only in the specific instance and for the specific purpose for which it is given.

6.03    Obligations Not Affected. The obliga‐tions of the Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

(a)    any amendment or modification or addition or supplement to the Loan Agreement, any Note, any other Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof;

(b)    any exercise, non-exercise or waiver by the Lender or any Lender of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or col‐lateral provided pursuant to, this Agreement, the Loan Agreement or any other Loan Document;

(c)    any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, any other Security Document, the Loan Agreement or any other Loan Document or any assignment or transfer of any thereof; or

(d)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Pledgor or any other Person, whether or not any Pledgor shall have notice or knowledge of any of the forego‐ing.

6.04    Protection of Collateral. The Lender may from time to time perform, at its option, any act which the Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform, and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

6.05    Addresses for Notices. All notices, requests and other communications to the Pledgor or the Lender hereunder shall be delivered in the manner required by the Loan Agreement and shall be sufficiently given to the Lender or the Pledgor if addressed or delivered to them at, in the case of the Lender and the Borrower, its addresses and telecopier numbers specified in Section 8.01 to the Loan Agreement, and in the case of the Pledgor, at the address of the Borrower specified in Section 8.01 of the Loan Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the Loan Agreement.

6.06    Governing Law; Jurisdiction; Consent to Service of Process.

(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

(b)    The Pledgor irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court in the county or judicial district located in New York City, NY; provided that nothing contained in this Agreement will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction reasonably related to the parties involved in such action, enforcement or exercise, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such venue provided above. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Pledgor or its properties in the courts of any jurisdiction.

(c)    The Pledgor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. The Pledgor irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    The Pledgor irrevocably consents to the service of process in the manner provided for notices in Section 6.06. Nothing in this Agreement or in any other Loan Document will affect the right of the Lender or any party hereto to serve process in any other manner permitted by law.

6.07    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR HERETO IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

6.08    Limitation of Liability. Neither the Lender, the Pledgor nor any Affiliate thereof, shall have any liability with respect to, and EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH.

6.09    Counterparts, Effectiveness, etc. This Agreement may be executed in any number of counterparts and by the Pledgor and the Lender on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instruments. This Agreement shall become effective when counterparts hereof executed on behalf of the Pledgor and the Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender.

6.10    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Pledgor and the Lender and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Agreement in whole or in part without the Lender’s prior written consent. At any time, without any notice to the Pledgor, the Lender may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Lender’s rights under or interests herein to any Person who, upon notice to Pledgor by such Person, shall constitute the Lender hereunder from and after such notice. The Pledgor hereby authorizes the Lender to provide, without any notice to the Pledgor, any information concerning the Pledgor, including information pertaining to the Pledgor’s financial condition, business operations or general creditworthiness, to any Person which may succeed to or participate in all or any part of the Lender’s interest in the Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the party hereto has caused this Agreement to be executed as of the date first above written.

PLEDGOR:

ALTERNUS CLEAN ENERGY, INC. a Delaware corporation

By:
Name:	Vincent Browne
Title:	Chief Executive Officer

[Signature Page to Pledge Agreement]